Exhibit 99.1

For Release: Wednesday, Jan. 4, 2012, 10 a.m. EST

GM's U.S. Sales Increase 5 Percent in December

Full-year sales increase 14 percent; market share grows

DETROIT - General Motors Co. (NYSE: GM) today reported total U.S. sales of 234,351 vehicles in December, up 5 percent compared with December 2010. Sales for the calendar year were up 14 percent year over year to more than 2.5 million units and the company gained market share.

“GM's balanced portfolio of fuel-efficient cars, trucks and crossovers helped us make the most of the U.S. economy's slow but steady recovery in 2011,” said Don Johnson, vice president, U.S. Sales Operations. “Importantly, we were able to grow all four of our brands and reestablish Chevrolet as a force to be reckoned with in the passenger car business. This gives us a very solid foundation to compete in a market that we expect to keep growing.”

In December, retail deliveries were up 2 percent compared with a very strong December 2010, and accounted for 81 percent of GM sales. Deliveries to fleets were up 17 percent.

GM's total passenger car sales for the month increased 12 percent. Crossover sales decreased 14 percent. Sales of trucks, which include full-size pickups, vans and SUVs increased 13 percent.

Highlights for the month include a 42 percent year-over-year increase in Chevrolet Sonic sales (compared with the Aveo), a 54 percent increase in Chevrolet Cruze sales, a 20 percent increase for the Chevrolet Camaro and a 13 percent increase for the Chevrolet Malibu. The Chevrolet Volt sold more than 1,500 units, making December its best month ever.

Other highlights include double-digit sales increases for the Cadillac SRX, Chevrolet Avalanche, Colorado, Silverado, Tahoe and Suburban, and the GMC Yukon XL. In addition, Chevrolet Equinox had its best sales month of the year in December.

Sales Highlights	Dec. 2011 Total Sales (vehicles)	Total Sales Change vs. Dec. 2010	Dec. 2011 Retail Sales Change vs. Dec. 2010	2011 Total Sales (vehicles)	2011 Total Sales Change vs. 2010	2011 Retail Sales Change vs. 2010
Chevrolet	161,158	8.9%	5.3%	1,775,812	13.4%	19.4%
GMC	41,960	(0.5)%	(4.1)%	397,986	18.8%	16%
Buick	14,974	(12.4)%	(8.4)%	177,633	14.3%	14.7%
Cadillac	16,259	(2.7)%	4.9%	152,389	3.7%	10.5%
Total GM	234,351	4.7%	2.1%	2,503,820	13.7%	17.6%

GM ended December with about 580,000 units in dealer stock, including approximately 180,000 full-size pickup trucks, as planned.

GM expects full-year 2012 light vehicle sales to be in a range of 13.5 million to 14.0 million units. In previous years, GM's forecasts were based on total vehicle sales, which included medium- and heavy-duty vehicles, or about 300,000 additional units.

“Over the course of the fourth quarter of 2011, clear signs emerged that U.S. consumers are more confident and that other underpinnings of our economy are either stable or slowly improving,” Johnson said. “When we add improving economic fundamentals to pent-up demand and an aging vehicle fleet, it's now clear that auto sales should continue to grow in 2012, barring a shock to the system.”

Inventory	Units @ Dec. 31, 2011	Days Supply (selling days adjusted)	Units @ Nov. 30, 2011	Days Supply (selling days adjusted)
All Vehicles	583,407	67	623,666	86
Full-size Pickups	181,070	73	202,720	105

Industry Sales	Dec. 2011 SAAR (est.)	2011 (est.)	2010
Total Vehicles	13.9 million	13.1 million	11.8 million

General Motors Co. (NYSE:GM, TSX: GMM) and its partners produce vehicles in 30 countries, and the company has leadership positions in the world's largest and fastest-growing automotive markets. GM's brands include Chevrolet and Cadillac, as well as Baojun, Buick, GMC, Holden, Isuzu, Jiefang, Opel, Vauxhall and Wuling. More information on the company and its subsidiaries, including OnStar, a global leader in vehicle safety, security and information services, can be found at http://www.gm.com.

CONTACT:
Jim Cain
GM Communications
313-407-2843
james.cain@gm.com

Forward-Looking Statements
In this press release and in related comments by our management, our use of the words “expect,” “anticipate,” “possible,” “potential,” “target,” “believe,” “commit,” “intend,” “continue,” “may,” “would,” “could,” “should,” “project,” “projected,” “positioned” or similar expressions is intended to identify forward-looking statements that represent our current judgment about possible future events. We believe these judgments are reasonable, but these statements are not guarantees of any events or financial results, and our actual results may differ materially due to a variety of important factors. Among other items, such factors might include: our ability to realize production efficiencies and to achieve reductions in costs as a result of our restructuring initiatives and labor modifications; our ability to maintain quality control over our vehicles and avoid material vehicle recalls; our ability to maintain adequate liquidity and financing sources and an appropriate level of debt, including as required to fund our planned significant investment in new technology; the ability of our suppliers to timely deliver parts, components and systems; our ability to realize successful vehicle applications of new technology; and our ability to continue to attract new customers, particularly for our new products. GM's most recent annual report on Form 10-K and quarterly reports on Form 10-Q provides information about these and other factors, which we may revise or supplement in future reports to the SEC.

*S/D Curr: 27	December				(Calendar Year-to-Date)
					January - December
*S/D Prev: 27	2011	2010	% Chg Volume	%Chg per S/D	2011	2010	%Chg Volume
Vehicle Total	234,351	224,185	4.5	4.5	2,503,820	2,215,227	13.0
Brand Total	234,351	223,932	4.7	4.7	2,503,820	2,202,927	13.7
Other Brand Total	—	253	***.*	***.*	—	12,300	***.*

GM Vehicle Deliveries by Marketing Division
	2011	2010	%Chg Volume	%Chg per S/D	2011	2010	%Chg Volume
Buick Total	14,974	17,095	(12.4)	(12.4)	177,633	155,389	14.3
Cadillac Total	16,259	16,718	(2.7)	(2.7)	152,389	146,925	3.7
Chevrolet Total **	161,158	147,960	8.9	8.9	1,775,812	1,565,632	13.4
GMC Total **	41,960	42,159	(0.5)	(0.5)	397,986	334,981	18.8
Brand Total	234,351	223,932	4.7	4.7	2,503,820	2,202,927	13.7
HUMMER Total	—	38	***.*	***.*	—	3,812	***.*
Pontiac Total	—	130	***.*	***.*	—	1,182	***.*
Saab Total	—	—	***.*	***.*	—	608	***.*
Saturn Total	—	85	***.*	***.*	—	6,698	***.*
Other Brand Total	—	253	***.*	***.*	—	12,300	***.*
GM Vehicle Total	234,351	224,185	4.5	4.5	2,503,820	2,215,227	13.0

* Twenty-seven selling days for the December period this year and twenty-seven for last year.
** Calendar Year 2010 includes GMC & Chevrolet Dealer deliveries of commercial vehicles distributed by American Isuzu Motors, Inc.

	December				(Calendar Year-to-Date)
					January - December
	2011	2010	% Chg Volume	% Chg per S/D	2011	2010	%Chg Volume
Selling Days (S/D)	27	27
Enclave	5,555	6,634	(16.3)	(16.3)	58,392	55,426	5.4
LaCrosse	5,360	5,140	4.3	4.3	58,474	61,178	(4.4)
Lucerne	712	2,262	(68.5)	(68.5)	20,358	26,459	(23.1)
Regal	3,086	3,059	0.9	0.9	40,144	12,326	225.7
Verano	261	—	***.*	***.*	265	—	***.*
Buick Total	14,974	17,095	(12.4)	(12.4)	177,633	155,389	14.3
CTS	5,420	5,171	4.8	4.8	55,042	45,656	20.6
DTS	166	1,538	(89.2)	(89.2)	11,589	18,640	(37.8)
Escalade	1,890	2,286	(17.3)	(17.3)	15,079	16,118	(6.4)
Escalade ESV	1,119	1,262	(11.3)	(11.3)	8,388	8,674	(3.3)
Escalade EXT	262	266	(1.5)	(1.5)	2,036	2,082	(2.2)
SRX	7,324	5,865	24.9	24.9	56,905	51,094	11.4
STS	78	329	(76.3)	(76.3)	3,338	4,473	(25.4)
XLR	—	1	***.*	***.*	12	188	(93.6)
Cadillac Total	16,259	16,718	(2.7)	(2.7)	152,389	146,925	3.7
Avalanche	2,546	2,106	20.9	20.9	20,088	20,515	(2.1)
Aveo	24	4,037	(99.4)	(99.4)	28,601	48,623	(41.2)
Camaro	6,754	5,614	20.3	20.3	88,249	81,299	8.5
Caprice	99	—	***.*	***.*	880	—	***.*
Captiva Sport	1,983	—	***.*	***.*	7,038	—	***.*
Chevy C/T Series	—	—	***.*	***.*	—	9	***.*
Chevy W Series	—	—	***.*	***.*	—	286	***.*
Cobalt	5	636	(99.2)	(99.2)	856	97,376	(99.1)
Colorado	2,970	2,387	24.4	24.4	31,026	24,642	25.9
Corvette	1,038	979	6.0	6.0	13,164	12,624	4.3
Cruze	16,675	10,865	53.5	53.5	231,732	24,495	846.0
Equinox	18,195	22,764	(20.1)	(20.1)	193,274	149,979	28.9
Express	8,461	6,474	30.7	30.7	71,943	59,753	20.4
HHR	150	4,030	(96.3)	(96.3)	37,012	75,401	(50.9)
Impala	10,479	11,411	(8.2)	(8.2)	171,434	172,078	(0.4)
Kodiak 4/5 Series	—	16	***.*	***.*	10	1,205	(99.2)
Kodiak 6/7/8 Series	—	6	***.*	***.*	—	251	***.*
Malibu	13,034	11,520	13.1	13.1	204,808	198,770	3.0
Silverado-C/K Pickup	47,787	42,518	12.4	12.4	415,130	370,135	12.2
Sonic	5,743	—	***.*	***.*	15,778	—	***.*
Suburban (Chevy)	5,930	4,264	39.1	39.1	49,427	45,152	9.5
Tahoe	8,430	7,482	12.7	12.7	80,527	75,675	6.4
TrailBlazer	—	2	***.*	***.*	33	218	(84.9)
Traverse	9,326	10,523	(11.4)	(11.4)	107,131	106,744	0.4
Uplander	—	—	***.*	***.*	—	76	***.*
Volt	1,529	326	369.0	369.0	7,671	326	***.*
Chevrolet Total	161,158	147,960	8.9	8.9	1,775,812	1,565,632	13.4
Acadia	7,355	7,618	(3.5)	(3.5)	79,288	68,295	16.1
Canyon	716	826	(13.3)	(13.3)	9,590	7,992	20.0
Envoy	—	2	***.*	***.*	5	84	(94.0)
GMC C/T Series	—	—	***.*	***.*	—	54	***.*
GMC W Series	—	—	***.*	***.*	—	382	***.*
Savana	2,530	1,150	120.0	120.0	17,268	13,942	23.9
Sierra	16,495	16,795	(1.8)	(1.8)	149,170	129,794	14.9

Terrain	7,724	9,303	(17.0)	(17.0)	83,179	60,519	37.4
Topkick 4/5 Series	—	8	***.*	***.*	5	915	(99.5)
Topkick 6/7/8 Series	—	8	***.*	***.*	8	426	(98.1)
Yukon	3,968	3,891	2.0	2.0	34,250	28,781	19.0
Yukon XL	3,172	2,558	24.0	24.0	25,223	23,797	6.0
GMC Total	41,960	42,159	(0.5)	(0.5)	397,986	334,981	18.8
Brand Total	234,351	223,932	4.7	4.7	2,503,820	2,202,927	13.7
HUMMER Total	—	38	***.*	***.*	—	3,812	***.*
Pontiac Total	—	130	***.*	***.*	—	1,182	***.*
Saab Total	—	—	***.*	***.*	—	608	***.*
Saturn Total	—	85	***.*	***.*	—	6,698	***.*
Other Brand Total	—	253	***.*	***.*	—	12,300	***.*
GM Vehicle Total	234,351	224,185	4.5	4.5	2,503,820	2,215,227	13.0